EXHIBIT L-3

            MARKET SHARES FOR ELECTRIC COMPANIES IN THE UNITED STATES
                          SORTED BY ELECTRIC CUSTOMERS

                                                         ELECTRIC
                                                         CUSTOMERS      SHARE OF
RANK    COMPANY NAME                                      (1998)         TOTAL
----    ------------                                     ---------      --------

 1      AEP and C&SW Combined (Pro Forma)                 4,734,648       5.27%
 2      PG&E Corporation                                  4,536,341       5.05%
 3      Edison International                              4,284,029       4.77%
 4      Southern Company                                  3,761,136       4.19%
 5      FPL Group, Inc.                                   3,680,481       4.10%
 6      Unicorn Corporation                               3,444,714       3.83%
 7      Consolidated Edison, Inc.                         3,231,096       3.60%
 8      XCEL ENERGY                                       3,092,273       3.44%
 9      Texas Utilities Company                           2,516,927       2.80%
 10     Entergy Corporation                               2,481,956       2.76%
 11     FirstEnergy Corp.                                 2,161,424       2.41%
 12     DTE Energy Company                                2,061,679       2.30%
 13     GPU, Inc.                                         2,031,194       2.26%
 14     Dominion Resources, Inc.                          2,009,391       2.24%
 15     Duke Energy Corporation                           1,968,249       2.19%
 16     Public Service Enterprise Group Inc               1,910,971       2.13%
 17     Northeast Utilities                               1,729,346       1.93%
 18     CMS Energy Corporation                            1,627,808       1.81%
 19     Reliant Energy, Incorporated                      1,596,361       1.78%
 20     Niagara Mohawk Holdings, Inc.                     1,550,732       1.73%
 21     NORTHERN STATES POWER COMPANY                     1,546,804       1.72%
 22     NEW CENTURY ENERGIES, INC.                        1,545,469       1.72%
 23     Ameren Corporation                                1,506,500       1.68%
 24     PECO Energy Company                               1,487,794       1.66%
 25     CINergy Corp.                                     1,424,118       1.59%
 26     Allegheny Energy, Inc.                            1,409,753       1.57%
 27     Florida Progress Corporation                      1,340,853       1.49%
 28     PPL Corporation                                   1,250,246       1.39%
 29     Sempra Energy                                     1,189,555       1.32%
 30     Carolina Power & Light Company                    1,168,585       1.30%
 31     Constellation Energy Group, Inc.                  1,116,652       1.24%
 32     NSTAR                                             1,039,987       1.16%
 33     Wisconsin Energy Corporation                      1,005,173       1.12%
 34     New England Electric System                         972,056       1.08%
 35     Conectiv                                            938,659       1.04%
 36     Alliant Energy Corporation                          901,825       1 00%
 37     Puget Sound Energy, Inc.                            881,843       0.98%
 38     LG&E Energy Corp.                                   831,841       0.93%
 39     Sierra Pacific Resources                            825,377       0.92%
 40     Energy East Corporation                             812,772       0.90%
 41     Pinnacle West Capital Corporation                   777,674       0.87%
 42     OGE Energy Corp.                                    693,710       0.77%
 43     Potomac Electric Power Company                      690,160       0.77%
 44     MidAmerican Energy Hldgs-CalEnergy                  650,586       0.72%
 45     Eastern Utilities Associates                        640,633       0.71%
 46     Western Resources, Inc.                             620,306       0.69%

 47     DQE                                                 581,205       0.65%
 48     Dynegy Inc.                                         567,760       0.63%
 49     l1linova Corporation                                567,676       0.63%
 50     TECO Energy, Inc.                                   530,252       0.59%
 51     CMP Group, Inc.                                     529,845       0.59%
 52     SCANA Corporation                                   510,499       0.57%
 53     DPL Inc.                                            487,603       0.54%
 54     Kansas City Power & Light Company                   447,934       0.50%
 55     WPS Resources Corporation                           439,957       0.49%
 56     IPALCO Enterprises, Inc.                            423,409       0.47%
 57     NiSource Inc.                                       418,387       0.47%
 58     UtiliCorp United Inc.                               370,587       0.41%
 59     IDACORP, Inc.                                       367,597       0.41%
 60     Public Service Company - New Mexico                 353,653       0.39%
 61     RGS Energy Group, Inc.                              344,367       0.38%
 62     Hawaiian Electric Industries, Inc.                  327,186       0.36%
 63     UniSource Energy Corporation                        320,776       0.36%
 64     United Illuminating Company                         313,991       0.35%
 65     Avista Corporation                                  301,980       0.34%
 66     El Paso Electric Company                            287,918       0.32%
 67     Montana Power Company                               283,834       0.32%
 68     CH Energy Group, Inc.                               268,502       0.30%
 69     Cleco Corporation                                   245,176       0.27%
 70     TNP Enterprises, Inc.                               226,302       0.25%
 71     CILCORP Inc.                                        195,244       0.22%
 72     Empire District Electric Co.                        143,154       0.16%
 73     Central Vermont Public Service Corp                 140,293       0.16%
 74     Minnesota Power, Inc.                               138,920       0.15%
 75     Otter Tail Power Company                            125,462       0.14%
 76     SIGCORP, Inc.                                       123,350       0.14%
 77     Madison Gas and Electric Company                    123,270       0.14%
 78     Bangor Hydro-Electric Company                       120,561       0.13%
 79     MDU Resources Group, Inc.                           114,111       0.13%
 80     Citizens Utilities Company                          112,885       0.13%
 81     Unitil Corporation                                   95,552       0.11%
 82     Green Mountain Power Corporation                     83,564       0.09%
 83     St. Joseph Light & Power Company                     62,010       0.07%
 84     Black Hills Corporation                              56,671       0.06%
 85     Northwestern Corporation                             55,965       0.06%
 86     Maine Public Service Company                         35,381       0.04%
 87     KeySpan Corporation                                       1       0.00%

        TOTAL I.O.U. ELECTRIC CUSTOMERS                  89,830,204     100.00%

Based on Study Prepared by Navigant Consulting, Inc.